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                                                                     EXHIBIT 5.1

                       BALLARD SPAHR ANDREWS & INGERSOLL
                      300 East Lombard Street, Suite 1900
                           Baltimore, Maryland 21202
                         Telephone No. (410) 528-5600
                         Facsimile No. (410) 528-5650

                               January 28, 1997

Signature Resorts, Inc.
5933 West Century Boulevard
Suite 210
Los Angeles, California 90045

     Re: Signature Resorts, Inc., a Maryland Corporation, (the "Company") - Registration Statement on Form S-1 pertaining to: (i) One Million Eight Hundred Forty Thousand (1,840,000) shares, plus any additional shares issued pursuant to any registration statement filed pursuant to Rule 462(b) referred to below (the "Company Shares") of common stock, par value one cent ($.01) per share (the "Common Stock") to be issued and sold by the Company; (ii) Two Million Seven Hundred Sixty Thousand (2,760,000) shares, plus any additional shares issued pursuant to any registration statement filed pursuant to Rule 462(b) referred to below (the "Selling Stockholders' Shares" and together with the Company Shares, the "Shares") of Common Stock to be sold by certain stockholders of the Company (the "Selling Stockholders"); and (iii) One Hundred Fifteen Million Dollars ($115,000,000) aggregate principal amount of the Company's Convertible Subordinated Notes due 2007, plus any additional Convertible Subordinated Notes due 2007 issued pursuant to any registration statement filed pursuant to Rule 462(b) referred to below (the "Notes") which will be convertible into shares of Common Stock (the "Conversion Shares")

Ladies and Gentlemen:

     In connection with the registration of the Shares and the Notes under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on or about December 20, 1996 (the "Registration Statement") as amended by Amendment No. 1 filed with the Commission on or about January 10, 1997, Amendment No. 2 filed with the Commission on or about January 14, 1997 and Amendment No. 3 filed or to be filed on or about the date hereof, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our
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Signature Resorts, Inc.
January 28, 1997
Page 2

capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and the Notes, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from the documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996, Articles of Amendment filed with the SDAT on June 13, 1996, and Articles of Amendment filed with the SDAT on August 20, 1996. We have also examined the Bylaws of the Company adopted as of May 28, 1996, (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, and provided that the number of Company Shares does not exceed 7,400,000 and the aggregate total offering price to the public of the Company Shares and the Notes does not exceed $250,000,000:

     (a) The Selling Stockholders' Shares have been duly authorized by all necessary corporate action on the part of the Company, have been validly issued and are fully paid and non-assessable.

     (b) The Company Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon issuance and delivery in accordance with and subject to the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors or a committee thereof, will be validly issued and fully paid and non-assessable.

     (c) The Notes have been duly authorized by the Board of Directors, and upon issuance and delivery thereof, in accordance with and subject to the terms and conditions described in the Registration Statement and the Indenture (as defined in the Registration Statement) against payment of the purchase price therefor as determined by the Board of Directors or a committee thereof, will be validly issued.
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Signature Resorts, Inc.
January 28, 1997
Page 3

     (d) The Conversion Shares have been duly reserved and authorized for issuance by the Board of Directors of the Company and upon issuance and delivery of the Conversion Shares in accordance with and subject to the terms and conditions described in the Registration Statement, the Notes and the Indenture, will be validly issued and fully paid and non assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares and the Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

     The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                       Very truly yours,